Exhibit 99.2

OPTRONICS DIVISION

AUDITED COMBINED FINANCIAL STATEMENTS

As of December 31, 2002, 2001 and 2000

and for each of the years then ended

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Alcatel:

      We have audited the combined balance sheet of the Optronics division of Alcatel (the “Optronics division”) at December 31, 2002 and the related combined statements of income, cash flows and changes in net worth for the year then ended, all expressed in euros. These combined financial statements are the responsibility of the Optronics division’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in France and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The Optronics division is an integrated business unit of Alcatel; consequently as indicated in note 1.1 to the combined financial statements, these combined financial statements have been prepared from the accounting records of Alcatel and reflect certain allocations for services performed for the Optronics division by Alcatel.

      In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Optronics division at December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in France.

      Without qualifying the conclusion expressed above, we draw attention to the application of “Regulation 00-06 on liabilities” described in note 1.2 to the combined financial statements.

      Accounting principles used by the Optronics division in preparing the Optronics division combined financial statements conform with accounting principles generally accepted in France but vary in certain significant respects from accounting principles generally accepted in the United States of America. A description of the significant differences between accounting principles applied by the Optronics division and accounting principles generally accepted in the United States of America and the effect of those differences on combined net income for the year ended December 31, 2002 and combined net worth at December 31, 2002 are set forth in Notes 22 and 23 to the combined financial statements.

/s/ DELOITTE TOUCHE TOHMATSU

Neuilly sur Seine, France

February 4, 2003 (except for notes 22 and 23 for which the date is March 20, 2003)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANT (1)

To the Board of Directors of Alcatel

      We have audited the accompanying combined balance sheets of the Optronics division of Alcatel (the “Optronics division” — See Note 1.1 to the combined financial statements) as of December 31, 2001, 2000 and 1999, and the related combined statements of income, statements of cash flows and changes in net worth of the Optronics division for each of the three years in the period ended December 31, 2001, all expressed in euros. These financial statements are the responsibility of the Optronics division’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards in France and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The Optronics division is an integrated business unit of Alcatel; consequently as indicated in Note 1.1, these combined financial statements have been prepared from the accounting records of Alcatel and reflect certain allocations for services performed for the Optronics division by Alcatel.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Optronics division as of December 31,2001, 2000 and 1999 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with generally accepted accounting principles in France.

      Without calling into question the opinions expressed above, we wish to draw your attention on the changes in the method described in the Note 1.2(i) to the combined financial statements related to the change in evaluation and presentation of the provisions for the pension and retirement indemnities that occurred in 1999.

      Accounting practices used by the division in preparing the accompanying financial statements conform with generally accepted accounting principles in France, but do not conform with accounting principles generally accepted in the United States of America. A description of these differences and a reconciliation of combined net income and net worth of the Optronics division to U.S. generally accepted accounting principles is set forth in Notes 21 and 22 of the Notes to the combined financial statements.

/s/ CHRISTIAN CHIARASINI

BARBIER FRINAULT & AUTRES
Member Firm of Andersen Worldwide

Neuilly-sur-Seine, France

January 31, 2002

      (1) This report is a copy of the previously issued report. Barbier Finault & Autres has not reissued this report.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

COMBINED INCOME STATEMENTS

	Note	2002(a)	2002	2001	2000

	(In millions)
Net sales	(3)	$88.2	€84.1	€470.4	€432.3
Cost of sales		(185.9)	(177.3)	(428.0)	(276.8)

Gross profit (loss)		(97.7)	(93.2)	42.4	155.5
Administrative and selling expenses		(33.9)	(32.3)	(39.0)	(24.3)
Research & Development expenses		(48.1)	(45.9)	(62.0)	(36.1)

Income (loss) from operations	(4)	(179.7)	(171.4)	(58.6)	95.1
Financial income (loss)	(5)	(10.7)	(10.2)	(5.8)	(0.4)
Restructuring costs	(2)	(81.1)	(77.4)	(7.5)	—
Other revenue (expense)	(6)	(92.6)	(88.3)	(21.5)	0.1

Income (loss) before taxes andamortization of goodwill		(364.1)	(347.3)	(93.4)	94.8
Income tax	(7)	(18.6)	(17.7)	26.3	(32.9)
Amortization of goodwill		(56.4)	(53.8)	(77.2)	(2.9)
Purchased R&D		—	—	—	(21.5)

Net income (loss)		$(439.1)	€(418.8)	€(144.3)	€37.5

(a)	Translation of amounts from € to $ has been made merely for the convenience of the reader at the Noon buying Rate of € 1 = $1.0485 on December 31, 2002.

The accompanying notes are an integral part of these combined financial statements.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

COMBINED BALANCE SHEETS

ASSETS

	Note	2002(a)	2002	2001	2000

	(In millions)
Goodwill, net	(2)	$—	€—	€58.1	€132.4
Other intangible assets, net		1.7	1.6	12.1	22.7
Intangible assets, net		1.7	1.6	70.2	155.1
Property, plant and equipment	(8)	321.7	306.8	365.5	162.2
Less accumulated depreciation	(8)	(229.8)	(219.2)	(102.6)	(54.6)
Property, plant and equipment, net		91.9	87.6	262.9	107.6
Other investments		0.9	0.9	0.8	—
TOTAL FIXED ASSETS		94.5	90.1	333.9	262.7
Inventories and work-in-progress, net	(9)	17.2	16.4	60.4	131.0
Trade receivables and related accounts, net	(10)	8.4	8.0	71.5	91.7
Other accounts receivable	(11)	24.3	23.2	124.5	41.6

Accounts receivable, net		32.7	31.2	196.0	133.3
Cash Pooling — Alcatel current account (maturity not less than three months)		—	—	—	—
Cash Pooling — Alcatel current account (maturity less than three months)		19.4	18.5	16.0	46.7
Marketable securities, net value		—	—	1.9	2.1
Cash		2.0	1.9	3.0	0.4
Cash and cash equivalents		21.4	20.4	20.9	49.2

TOTAL CURRENT ASSETS		71.3	68.0	277.3	313.5

TOTAL ASSETS		$165.8	€158.1	€611.2	€576.2

(a)	Translation of amounts from € to $ has been made merely for the convenience of the reader at the Noon buying Rate of € 1 = $1.0485 on December 31, 2002.

The accompanying notes are an integral part of these combined financial statements.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

COMBINED BALANCE SHEETS

LIABILITIES AND NET WORTH OF THE OPTRONICS DIVISION

		2002(a)	2002	2001	2000

		After	After	After	After
	Note	Appropriation	Appropriation	Appropriation	Appropriation

		(In millions)
Funds allocated by Alcatel		$387.0	€369.1	€366.6	€332.9
Accumulated net profits (losses)		(590.4)	(563.1)	(144.3)	2.9
Cumulative translation adjustment		2.9	2.8	5.4	1.7

TOTAL NET WORTH OF THE OPTRONICS DIVISION		(200.5)	(191.2)	227.7	337.5
Accrued pension and retirement obligations	(12)	2.5	2.4	2.6	2.1
Other reserves	(13)	24.7	23.5	37.3	19.0

TOTAL RESERVES FOR LIABILITIES AND CHARGES		27.2	25.9	39.9	21.1
Cash pooling — Alcatel current account		267.0	254.6	159.5	17.1
Other borrowings		25.8	24.6	45.4	19.0
TOTAL FINANCIAL DEBT	(14)	292.8	279.2	204.9	36.1
Advances from customers	(15)	0.1	0.1	0.2	0.1
Trade payables and related accounts		29.5	28.1	97.8	119.3
Other payables	(16)	16.7	16.0	40.7	62.1

TOTAL OTHER LIABILITIES		46.3	44.2	138.7	181.5

TOTAL LIABILITIES AND NET WORTH OF THE OPTRONICS DIVISION		$165.8	€158.1	€611.2	€576.2

(a)	Translation of amounts from € to $ has been made merely for the convenience of the reader at the Noon buying Rate of € 1 = $1.0485 on December 31, 2002.

The accompanying notes are an integral part of these combined financial statements.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

COMBINED STATEMENTS OF CASH FLOWS

	2002(a)	2002	2001	2000

	(In millions)
Cash flows from operating activities
Net income (loss)	$(439.1)	€(418.8)	€(144.3)	€37.5
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization, net*	250.4	238.8	127.8	42.3
Changes in reserves for pension obligations, net	(0.2)	(0.2)	0.5	0.4
Changes in other reserves, net	(67.4)	(64.3)	116.6	7.8
Net (gain) loss on disposal of non-current assets	9.1	8.7	5.2	—
Other		—	—	—

Net cash provided (used) by operating activities before change in working capital	(247.2)	(235.8)	105.8	88.0
Net change in current assets and liabilities:
Decrease (increase) in accounts receivable	164.6	157.0	(35.9)	(78.1)
Decrease (increase) in inventories	99.5	94.9	(22.4)	(88.5)
Increase (decrease) in accounts payable and accrued expenses	(88.6)	(84.5)	(74.4)	114.2

Net cash provided (used) by operating activities	(71.7)	(68.4)	(26.9)	35.6
Cash flows from investing activities
Proceeds from disposal of fixed assets	12.9	12.3	0.3	—
Capital expenditures	(22.2)	(21.1)	(136.6)	(72.3)
Cash expenditure for the acquisition of consolidated companies, net of cash acquired, and for acquisition of unconsolidated companies	(0.1)	(0.1)	(104.7)	(184.5)
Cash proceeds from sales of previously consolidated companies, net of cash sold	1.7	1.6	—	—
Decrease (increase) in Alcatel current account (maturity more than three months)	—	—	—	6.1

Net cash provided (used) by investing activities	(7.7)	(7.3)	(241.0)	(250.7)

Net cash flows after investing activities	(79.4)	(75.7)	(267.9)	(215.1)
Cash flows from financing activities
Increase (decrease) in short-term debt	104.4	99.6	142.3	17.4
Increase (decrease) in long-term debt	(7.4)	(7.0)	0.8	0.8
Principal payment under capital lease obligation	(18.1)	(17.3)	(1.9)	(1.3)
Proceeds from issuance of Alcatel Optronics shares	—	—	106.3	245.0
Funds allocated by Alcatel	3.5	3.3	—	9.6
Dividends paid by Alcatel Optronics	(3.0)	(2.9)	(9.5)	(11.5)

Net cash provided (used) by financing activities	79.4	75.7	238.0	260.0
Net effect of exchange rate changes	(0.5)	(0.5)	1.6	—
Net increase (decrease) in cash and cash equivalents	(0.5)	(0.5)	(28.3)	44.9
Cash and cash equivalents at beginning of year	21.9	20.9	49.2	4.3
Cash and cash equivalents at end of year	$21.4	€20.4	€20.9	€49.2

Income taxes paid amounted to € 0.3 million in 2002, € 14.0 million in 2001 and € 16.2 million in 2000. Interests paid amounted to € 8.5 million in 2002; € 8.4 million in 2001 and € 1.3 million in 2000.

*	Of which € 21.5 million of purchased R&D related to the acquisition of Innovative Fibers in 2000.

(a)	Translation of amounts from € to $ has been made merely for the convenience of the reader at the Noon buying Rate of € 1 = $1.0485 on December 31, 2002.

The accompanying notes are an integral part of these combined financial statements.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

COMBINED STATEMENT OF CHANGES IN NET WORTH OF THE OPTRONICS DIVISION

	Funds	Accumulated	Cumulative	Total Net
	Allocated by	Net	Translation	Worth of the
	Alcatel	Profits/Losses	Adjustment	Division

	(In millions of euros, except where expressly stated otherwise)
Balance at January 1, 2000	€78.4	(25.1)	3.4	56.7
Net income (loss)	—	37.5	—	37.5
Funds allocated by Alcatel	254.5	—	—	254.5
Translation adjustment of the year	—	—	(1.7)	(1.7)
Dividends	—	(9.5)	—	(9.5)

Balance at December 31, 2000	€332.9	2.9	1.7	337.5
Net income (loss)	—	(144.3)	—	(144.3)
Funds allocated by Alcatel	105.9	—	—	105.9
Kymata’s goodwill charged to the net worth	(72.2)	—	—	(72.2)
Translation adjustment of the year	—	—	3.7	3.7
Dividends	—	(2.9)	—	(2.9)

Balance at December 31, 2001	€366.6	€(144.3)	€5.4	€227.7
Net income (loss)	—	(418.8)	—	(418.8)
Funds allocated by Alcatel	2.5	—	—	2.5
Translation adjustment of the year	—	—	(2.6)	(2.6)

Balance at December 31, 2002	€369.1	€(563.1)	€2.8	€(191.2)
Balance at December 31, 2002(a)	$387.0	$(590.4)	$2.9	$(200.5)

(a)	Translation of amounts from € to $ has been made merely for the convenience of the reader at the Noon buying Rate of € 1 = $1.0485 on December 31, 2002.

The accompanying notes are an integral part of these combined financial statements.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of presentation and summary of accounting policies

1.1 — Basis of presentation

      As authorized by the shareholders of Alcatel, the board of directors of Alcatel issued 16,500,000 Alcatel Class O shares on October 20, 2000. The dividends paid to these Alcatel Class O Shares are based on the separate performance of the Optronics division of Alcatel.

      The accompanying combined financial statements include the amounts of the following subsidiaries of Alcatel engaged in the Optronics business (together “the Optronics division”):

•	Alcatel Optronics France, a French incorporated company and wholly-owned subsidiary of Alcatel;

•	Alcatel Optronics USA Inc., a U.S. incorporated company and wholly-owned subsidiary of Alcatel which was created on June 30, 2000 and received as a contribution a business division of Alcatel USA Inc., a U.S. incorporated company, and a business division of Alcatel ITS, a U.S. incorporated company.

•	Alcatel Optronics Canada (ex Innovative Fibers), a Canadian company and wholly-owned subsidiary of Alcatel Optronics France, which was acquired on August 1st, 2000.

•	Alcatel Optronics UK (ex Kymata), a UK company and wholly-owned subsidiary of Alcatel Optronics France, which was acquired on September 21, 2001 and its wholly-owned subsidiary Alcatel Optronics Netherlands until June 28, 2002, date of the sale of this subsidiary to its management.

      The Optronics division designs, manufactures and sells high-performance optical chips, modules and integrated sub-systems for use in terrestrial and submarine optical telecommunications networks. It is a business division of Alcatel, operating in its Optics segment. The Optronics division offers four product lines of active components: discrete modules, which include DWDM lasers, detectors and optical routing modules; pump modules for both submarine and terrestrial networks; optical amplifier subsystems; and optical interface sub-systems. The Optronics division also offers a product line for passive components, including filters using Fiber Bragg Grating (FBG) technology, multiplexers and other passive devices using Arrayed Waveguide Grating (AWG) technology. The Optronics division sells to Alcatel units and other major system manufacturers.

      These combined financial statements reflect the results of operations, financial position and changes in net worth of the Optronics division and cash flows of the Optronics division as if these combined businesses were a separate entity for all periods presented. The combined financial statements of the Optronics division should be read in conjunction with the audited consolidated financial statements of Alcatel.

      The combined financial statements of the Optronics division were prepared in accordance with French GAAP in accordance with the by-laws of Alcatel regarding the Class O shares. The combined financial statements of the Optronics division reflect the assets, liabilities, revenues, expenses and cash flows directly attributable to the Optronics division, as well as certain allocations and attributions, to present the financial position, results of operations and cash flows of the Optronics division as if it were a separate entity.

      The allocation methodology is described below and elsewhere within the appropriate notes to the combined financial statements. Management believes that the allocation methodologies applied are reasonable.

      The combined financial statements are prepared on the basis of the historical accounts of the entities included in the Optronics division and certain allocations of costs between Alcatel and the Optronics division. The effects of the Basic Intercompany Agreement have been reflected in the combined financial

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

statements since its implementation on September 20, 2000. Had this agreement been reflected in the financial statements of the preceding periods, no significant differences would have been identified as compared with the allocation criteria used in the preparation of these accounts. The following analysis sets forth the principles of the Basic Intercompany Agreement and its implementing agreements governing the relationship between Alcatel and the Optronics division, as well as the allocation methodology applied.

Cash management and allocation policies

      The capital structure of the Optronics division:

•	has been based on the current capital structure and financial position of Alcatel Optronics France, and existing cash, debt balances and transactions have been maintained.

•	for Alcatel Optronics USA Inc., any cash transaction has been recorded as an increase or reduction of funds allocated by Alcatel; accordingly, no interest expense or income has been reflected in the combined financial statements for this entity until June 30, 2000. This is consistent with its initial debt-free financial position at its creation at the end of June 2000. From July 1st, the company has its own treasury and records the corresponding financial interests.

•	has been based on the current capital structures and financial positions of Alcatel Optronics Canada and Alcatel Optronics UK.

      Changes in the net worth of the Optronics division represent net transfers to or from Alcatel and give effect to the net income or loss of the Optronics division attributable to Alcatel during the period; for Alcatel Optronics France, changes in the total net worth of the division also reflect the capital contribution and distribution of dividends that took place within Alcatel.

      Alcatel Central Treasury and Alcatel Optronics France continued with their existing agreement and its terms remained unchanged, while Alcatel Optronics Inc. and Alcatel USA Sourcing LP have entered into a similar agreement since July 1st, 2000. The principles of the Basic Intercompany Agreement apply to any company further acquired and included in the Optronics division perimeter since September 20, 2000. As a result, Alcatel Optronics Canada and Alcatel Canada, Inc., and Alcatel Optronics UK and Alcatel UK Ltd have also entered into similar agreements since their respective acquisition dates.

      Funds required by the Optronics division for its current and future capital expenditures or business acquisitions are and will be subject to the approval and budget procedures of Alcatel.

Costs of sales

      € 2.0 million, € 2.6 million, € 2.4 million, included in costs of sales for 2002, 2001 and 2000, respectively, resulted from allocation of common expenses.

      Allocated expenses within this caption include costs for use of facilities, information technology, human resources and property taxes. These costs have been allocated to the Optronics division, in a manner consistent with the manner used by Alcatel to allocate the costs among its various businesses. Allocation criteria include square footage for facilities, number of connections for the information technology, headcount for the human resources and amount of fixed assets and inventories for property taxes.

      Subsequent to the implementation of the Basic Intercompany Agreement and the creation of Alcatel Optronics USA inc., Alcatel Sourcing L.P. invoiced such costs to Alcatel Optronics USA inc. based on the provisions of an agreement that reflects the allocation criteria described above.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

Administrative & selling expenses

      € 3.2 million, € 7.5 million, € 6.2 million included in administrative and selling expenses for 2002, 2001 and 2000, respectively, resulted from allocation of common expenses.

      Allocated expenses within this caption include costs for use of legal, accounting, administrative, tax, communication and intellectual property services of Alcatel which have been allocated to the Optronics division, in a manner consistent with Alcatel’s allocation of costs among its various businesses generally based on turnover.

Research and development

      Prior to 2000, Research and Development (“R&D”) activities carried out by Alcatel related to the Optronics business and used by the Optronics division were allocated to the Optronics division, net of any funding already recorded by the Optronics division, to the Alcatel Research Center.

      Such allocation had been made in identifying the individual R&D projects directly related to the Optronics business and considering costs incurred (principally personnel expenses) for each of those projects.

      For the fiscal years after 2000, Alcatel and the Optronics division have entered into a frame research & development agreement that defines how Alcatel performs R&D related to the business of the Optronics division. The R&D projects are divided into separate categories:

•	Short-term research: The amount for the short-term research will be renegotiated annually, based on the R&D projects agreed between Alcatel and the Optronics division.

•	Long and medium-term research: the Optronics division participates to the financing of the long-and medium-term research through a payment of 1% of its annual net sales (net of certain intragroup purchases). These payments become due for the period starting on January 1, 2001.

•	Ad hoc research programmes: the Optronics division and Alcatel negotiate dedicated contracts project by project.

      As a result of the implementation of the frame research & development agreement, the Optronics division paid to Alcatel € 6.1 million in 2002, € 9.6 million in 2001 and € 6.1 million in 2000.

Income tax

      Income tax of each of the combined entities has been determined as if they were separate entities and reflects tax credits associated with losses attributable to the entities of the Optronics division when it is more likely than not that the tax benefit will be realized. See Note 7 to the notes to the combined financial statements.

      As disclosed in the Basic Intercompany Agreement as discussed below, tax agreements concluded between Alcatel on one hand, and Alcatel Optronics France and Alcatel Optronics USA Inc. on the other hand, enable them to pay an amount equivalent to the income tax that they would have paid if they were independent entities. However, Alcatel Optronics Canada and Alcatel Optronics UK do not belong to a tax consolidation group in their respective countries. Therefore, they are paying their own income tax, if any, to the local authorities. From January 1st, 2002, Alcatel Optronics France no longer belongs to Alcatel tax consolidation group.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

Basic intercompany agreement

      On September 20, 2000, Alcatel and the Optronics division entered into a Basic Intercompany Agreement which sets forth the basic principles governing the relationship between Alcatel and the Optronics division with respect to:

•	the ownership and use of intellectual property,

•	the allocation of research and development resources and costs,

•	the purchase of the Optronics division’s products by Alcatel,

•	the supply of support services by Alcatel to the Optronics division,

•	the supply of treasury services by Alcatel to the Optronics division,

•	the allocation of taxes and

•	competition between Alcatel and the Optronics division.

      Within the framework of the Basic Intercompany Agreement, Alcatel and the Optronics division have entered into Implementation Agreements covering each of the subjects listed above. According to the Basic Intercompany Agreement, the Implementation Agreements must contain terms and conditions that in all material respects are commercially reasonable and comparable to those that would be entered into between independent parties, taking into consideration the relative size and importance of the commercial relationship between the parties at the time of agreement.

      The terms of the Basic Intercompany Agreement may only be amended or modified with prior approval by a general meeting of all of Alcatel’s shareholders, voting together as a single class, and a special meeting of the holders of the Class O shares voting as a separate class.

      Other than to the extent expressly provided in the Basic Intercompany Agreement and in the by-laws of Alcatel, it is the general policy of the board of directors of Alcatel that all material matters between the Optronics division and Alcatel and its subsidiaries are to be resolved in accordance with French law in a manner determined by the board of directors of Alcatel to be in the best interests of Alcatel, taking into consideration the interests of all of its shareholders.

      Except as explicitly covered in the Basic Intercompany Agreement, management and allocation policies and accounting principles applicable to the preparation of the financial statements of the Optronics division may be modified or rescinded, or additional policies may be adopted, at the sole discretion of the board of directors of Alcatel without approval of the shareholders. Any determination of the board of directors of Alcatel to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate effects upon holders of the Class O shares and holders of common shares of Alcatel, would be made by the board of directors of Alcatel in its good-faith business judgment of Alcatel’s best interests, taking into consideration the interests of all shareholders.

      Although the board of directors has no present plans to modify, rescind or change such policies, any future change in these policies, if not required by appropriate authority, will have to be preferable to the policy in place and will be disclosed and accounted for in accordance with generally accepted accounting principles in France.

      Earnings per Share is only presented in Alcatel’s consolidated financial statements and is not presented in the separate combined financial statements of the Optronics division, as Class O shareholders are not shareholders of any entity included in the Optronics division.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

1.2 — Summary of accounting policies

      The combined financial statements of the Optronics division are presented in accordance with French generally accepted accounting principles. Since January 1, 1999, Alcatel and the Optronics division comply with the “New principles and methodology relative to consolidated financial statements” Regulation 99-02 approved by decree dated June 22, 1999 of the “Comité de Réglementation Comptable”. Since January 1st, 2002 Alcatel and the Optronics division comply with the regulation No. 00-06 (regulation on liabilities) approved by the “Comité de Réglementation Comptable”. Such change did not have any effect on the 2002 financial statements of the Optronics division.

      The combined financial statements of the Optronics division comply with the essential accounting principles described hereafter.

      All significant transactions and balances within the Optronics division are eliminated.

(a) Translation of financial statements denominated in foreign currencies

      The balance sheets of non-French entities are translated into euro at the year-end rate of exchange, and their income statements and cash flow statements are translated at the average annual rate of exchange. The resulting translation adjustments are included in the net worth of the Optronics division.

(b) Translation of foreign currency transactions

      Foreign currency transactions are translated at the rate of exchange applicable on the transaction date. At year-end, foreign currency receivables and payables are translated at the rate of exchange prevailing on that date. The resulting exchange gains and losses are recorded in the income statement.

(c) Research and development expenses

      These costs are recorded as expenses for the year in which they are incurred.

      In connection with the treatment of acquisitions, the Optronics division may allocate a significant portion of the purchase price to in-process research and development projects.

      In estimating the fair value of in-process research and development for an acquisition, the division may consider present value calculations of income, an analysis of project accomplishments and remaining outstanding items, an assessment of overall contributions, as well as project risks.

      The revenue projection used to value the in-process research and development is based on estimates of relevant market sizes and growth factors, expected trends in technology, and the nature and expected timing of new product introductions by the division and its competitors. Net cash flows from such projects are based on management’s estimates of cost of sales, operating expenses, and income taxes from such projects.

      The value assigned to purchased in-process research and development is determined by discounting the net cash flows to their present value. The selection of the discount rate is based on consideration of the division’s weighted average cost of capital, adjusted upward to reflect additional risks inherent in the development life cycle.

      This value is also adjusted to reflect the stage of completion, the complexity of the work completed to date, the difficulty of completing the remaining development costs already incurred, and the projected cost to complete the projects.

      If as of the date of the acquisition, the development of the in-process research and development projects has not yet reached technological feasibility and the research and development in progress has no

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

alternative future uses, the value allocated to these projects is capitalized and immediately expensed at acquisition.

(d) Intangible assets

      Goodwill is amortized using the straight-line method over a period of twenty years.

      Whenever events or changes in market indicate a risk of impairment of the goodwill, a detailed review is carried out to determine whether the carrying amount of such an asset remains lower than its estimated fair value. If necessary, an exceptional amortization is accounted for to reduce its carrying amount to its estimated fair value.

      Other intangible assets, which include acquired software and licenses, are amortized over their economic useful life, which does not exceed three years for acquired software.

(e) Property, plant and equipment

      Property, plant and equipment are valued at historical cost. Depreciation, using primarily the straight-line method, is generally calculated over the following useful lives:

Industrial buildings, plant and equipment
— infrastructure and fixtures	5-10 years
— equipment and tools	3-10 years
— small equipment and tools	3 years

      Fixed assets acquired through capital lease arrangements are capitalized and include the lease agreements concluded with Société Immobilière Vélizy-Nozay, an affiliate of Alcatel (see Note 18, “Related party transaction”).

      Whenever events or changes in market indicate a risk of impairment of tangible assets, a detailed review is carried out to determine whether the carrying amount of such assets remains lower than their estimated fair value, measured by discounted forecasted cash flows. If necessary, an exceptional depreciation is accounted for to reduce their carrying amount to their estimated fair value.

(f) Investments

      Investments are stated at the lower of historical cost or fair value, assessed investment by investment, taking into consideration the diversity of the activities they represent.

(g) Inventories

      Inventories are valued at the lower of cost (including indirect production costs where applicable) or net realizable value.

(h) Cash and cash equivalents

      Cash and cash equivalents comprise cash deposit to Alcatel cash pooling having a maturity of less than three months and which are liquid and transferable (see Note 18, “Related party transactions”), as well as cash on hand and marketable securities. These items are valued at the lower of cost or market value.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(i) Pension and retirement obligations

      In accordance with the laws and practices of each country, the Optronics division participates in employee benefit plans by offering early retirement benefits, termination benefits and post-retirement benefits.

      For defined benefit pension plans, liabilities and prepaid expenses are determined as follows:

•	using the Projected Unit Credit Method (with projected final salary);

•	recognizing, over the expected average remaining working lives of the employees participating in the plan, actuarial gains and losses in excess of more than 10% of the present value of the defined benefit obligation or 10% of the fair value of any plan assets.

      The financial component of the periodic pension cost (interest costs after deduction of return on plan assets) is included under “Financial income (loss)” (see Note 5 to the combined financial statements).

      Post-retirement benefits are not provided for.

(j) Reserves for restructuring

      Reserves for restructuring costs are provided for when the restructuring programs have been finalized and approved by Alcatel management and have been announced before approval of the financial statements. Restructuring costs primarily relate to severance payments, early retirement of employees, costs for notice periods, retraining costs of terminated employees, and write-off of fixed assets, inventories and other assets in connection with shut-down of facilities. The restructuring reserve includes all restructuring costs that do not come in reduction of assets.

(k) Deferred taxation

      Deferred income taxes are computed under the liability method for all temporary differences arising between taxable income and accounting income, including the reversal of entries recorded in individual accounts of subsidiaries solely for tax purposes. All amounts resulting from changes to the tax rate are recorded in the year in which the tax rate change has been enacted.

      Deferred income tax assets are recorded in the balance sheet when it is more likely than not that the tax benefit will be realized.

(l) Revenue recognition

      Sales of equipment are recognized upon shipment to customers that transfers risks and rewards of ownership. A 12-month warranty is generally granted to customers and this obligation is provided for when sale is recognized. Warranty costs are recorded in cost of sales. Net sales represent sales and revenues net of value added taxes (VAT).

(m) Financial instruments

      Alcatel Optronics uses forward exchange contracts to manage and reduce its exposure to fluctuations in foreign currency exchange rates. These forward exchange contracts are contracted with Alcatel Central Treasury as further described in Note 18 — “Related Party Transactions”. When these contracts qualify as hedges, gains and losses on such contracts are accounted for in the same period as the corresponding gains and losses for the hedged item; otherwise, changes in the market value of these instruments are recognized in the period of change.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(n) Income from operation

      Income from operations includes amortization and depreciation, research and development expenses, pension costs and employee profit sharing.

      Expenses relating to all research and development work of a general nature, undertaken by the Optronics division, do not include specific studies made at the request of customers.

Note 2 — Changes in the combined companies

(a) Acquisition of Innovative Fibers in 2000

      On August 1st, 2000, the Optronics division acquired 100% of Innovative Fibers, Inc., a Canadian company specializing in passive devices, for U.S. $175 million (€ 188.8 million) in cash. The total cost of acquisition amounted to € 190.2 million at the exchange rate of the date of acquisition.

      Innovative Fibers Inc. has been consolidated since August 1st, 2000 in Alcatel’s consolidated financial statements and subsequently renamed Alcatel Optronics Canada.

      In connection with the transaction, certain key-employees of Innovative Fibers have entered into three-year employment contracts. In addition, three-year retention mechanisms were put into place in order to retain key employees of Innovative Fibers.

      The cost of acquisition of Innovative Fibers was allocated to assets acquired and liabilities assumed. The major assets acquired include:

•	In process Research & Development for € 21.5 million have been allocated to such projects according to the methodology described in Note 1.2 (c) to the combined financial statements. This amount was expensed in the fiscal year 2000.

•	Acquired technology for € 22.6 million. This intangible asset is depreciated over 7 years.

      The unallocated portion of the cost of acquisition was recorded as goodwill for € 138.6 million and is amortized over 20 years. However, in accordance with the principle described in Note 1.2 (d), exceptional depreciations of goodwill (€ 70.0 million) and acquired technology (€ 7.9 million) were recorded in 2001 to reflect the material change in market conditions affecting this business.

      In 2002, the remaining parts of the goodwill and acquired technology have been fully depreciated for € 53.1 million and € 8.5 million, respectively due to a further deterioration of the market.

              (b) Acquisition of Kymata Ltd in 2001

      On September 21, 2001, Alcatel acquired 100% of Kymata Ltd, a UK company specializing in planar technology for high-end passive optical components. Kymata Ltd, which was renamed Alcatel Optronics UK has been consolidated from September 30, 2001 in Alcatel’s consolidated financial statements.

      On November 8, 2001, Alcatel transferred its investment in Alcatel Optronics UK to Alcatel Optronics France in exchange for a note which has been repaid through the issuance of new Alcatel Optronics France shares to Alcatel.

      The acquisition has been accounted for under the French pooling-of-interests method (“méthode dérogatoire”) according to regulation 99-02 chapter 215, both in the consolidated financial statements of Alcatel and in the combined financial statements of the Optronics division. The difference between the assets and liabilities acquired at their net book values and the stock purchase price has been deducted from the net worth of the division.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      Under the terms of the purchase agreement, 9.0 million Alcatel Class O shares and 2.2 million Alcatel Class A shares were exchanged for all outstanding shares of Kymata. Based on the average prices of the shares, for the 20 trading days ending September 21, 2001, the total cost of acquisition including acquisition costs was € 108.3 million.

      The obligations of Kymata related to its stock option plans are covered by the grant of Alcatel Class O shares. Each stock option granted by Kymata is exchanged against 0.00671 Alcatel Class O share.

      Prior to the transaction, certain key employees entered into bonus contracts to be paid in case of a sale or an Initial Public Offering of Kymata, provided the employee remains employed by the acquiring firm from one to three years.

Note 3 — Reorganization of the division

      In order to further adjust to the persistent market downturn, the division launched on June 5, 2002 an Industrial Redeployment Plan affecting all of its manufacturing sites.

      Given a further deterioration of the markets, restructuring actions have been intensified and a Strategic Refocusing Plan was announced on September 17, 2002. A revised business model is being implemented, with Nozay (France) site focusing on active components and Livingston (Scotland) facility on passives. These plans have led to a headcount reduction from 1,796 at the end of 2001 to 997 at the end of 2002.

      The main actions announced and carried out at the end of December 31, 2002 can be analyzed per site as follows:

     Canada (Gatineau)

      The Gatineau facility has been closed on December 13, 2002 and the FBG manufacturing activity transferred to Livingston, Scotland.

      The dissolution of the company will normally occur during fiscal year 2003. All tangible assets have been sold, transferred or written off.

      The former shareholders of Innovative Fibers, who benefited from a three-year retention mechanism, have been laid-off and received all of the remaining portion of the deferred consideration (principal of $17.5 million — €16.7 million — in connection with the Indemnity Escrow Agreement, paid on January 15, 2003, and $13.4 million — €12.8 million — in connection with the Employee Escrow Agreement, paid on December 18, 2002).

     United-States (Plano)

      Over 2002, the activity has been reduced and most of the headcount laid-off. On November 22, 2002, most of the assets have been sold to Sanmina Texas LP and 48 employees were transferred.

      According to the sale and purchase agreement dated November 22, 2002, the assets were sold to Sanmina for US$6.9 million.

      A manufacturing agreement has been signed between Sanmina and Alcatel USA Sourcing. The second amendment to such agreement relates to the transaction between Sanmina and Alcatel Optronics. In particular, it states that:

      — Alcatel USA Sourcing must make all of its optronics products procurement to Sanmina,

—	six months from the agreement, Alcatel USA Sourcing has the obligation to repurchase the unused Optronics inventories.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

     France (Nozay, Lannion, Illkirch)

      Alcatel Optronics France has reduced its headcount through early retirement and encouragement to voluntary terminations.

     Nozay

      At the Nozay facility, headcount has been reduced to 597 at the end of December, 2002 (from 795 at the end of December 2001) through voluntary terminations and early retirement. A significant write-down of tangible assets was recorded based on the estimated fair value of such assets, according to the methodology described in Note 1.2(e) to the combined financial statements.

     Lannion

      The division seeks external industrial solutions to convert the Lannion site so that it could be used by, or transferred to, a third party. At the end of December 2002, the process is still underway. However, all the non operational assets have been written off, and headcount has been reduced from 329 at the end of December 2001 to 231 at the end of December 2002. Additional costs are more likely to occur in 2003 when Alcatel Optronics France disengages itself from the Lannion site either by a conversion or a shut-down of the plant.

     Illkirch

      In 2001, a contract between Alcatel Optronics France and Alcatel Business Systems was entered into for the conversion of the Illkirch plant and the related people. The Illkirch activity would have operated as a subcontractor of the division until the end of 2002 where the assets and people would have been legally transferred to the division.

      On December 31, 2002, the outsourcing agreement expired and the assembly of the optical fiber amplifiers and optical interface subsystems has been transferred to the division’s facility at Nozay.

     Scotland (Livingston)

      The Optronics division has consolidated its passive activities with the transfer of the FBG activities from Gatineau and has reduced some support functions at the Livingston site.

      As part of the Industrial Redeployment Plan, in June 2002, the division sold Alcatel Optronics Netherlands, the subsidiary that included its non-core MEMs and Planar design software activities in the Netherlands, through a management buy out.

      By the end of 2002, the division had reduced headcount by 44% from December 31, 2001 levels. As a result of this restructuring, in 2002, the division recorded restructuring costs of €77.4 million in connection with employees termination and early retirement costs, and tangible assets write-offs for divested activities (Lannion, Gatineau and Plano). Additional tangible assets impairment, recorded as other non operating expense, amounted to €77.5 million.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      The effect on the 2002 income statement can be presented as follows:

	Gatineau	Plano	Nozay	Lannion	Livingston	Total

	(In millions of euros)
Assets	(24.7)	(4.9)	(2.3)	(22.2)	—	(54.1)
Lay-offs, voluntary terminations, early retirement plans	(2.2)	(3.5)	(11.2)	(3.7)	(2.7)	(23.3)
Total restructuring costs	(26.9)	(8.4)	(13.5)	(25.9)	(2.7)	(77.4)
Tangible assets (depreciation and disposal)	1.5	—	(51.8)	(6.0)	(21.2)	(77.5)
Acquired technology	(8.5)	—	—	—	—	(8.5)
Other	(0.3)	(0.5)	3.1	—	(4.6)	(2.3)
Total other non operating expense	(7.3)	(0.5)	(48.7)	(6.0)	(25.8)	(88.3)

Total	(34.2)	(8.9)	(62.2)	(31.9)	(28.5)	(165.7)

      The restructuring reserve can be analyzed as follows:

	Optronics	Optronics	Optronics	Optronics
	Canada	USA	France	UK	Total

	(In millions of euros)
Balance at December 31, 2001	—	—	6.3	0.1	6.4
(Utilization)	(2.3)	(2.6)	(12.8)	(2.2)	(19.9)
Addition	3.3	3.5	16.5	2.7	26.0
Reversal	—	—	(1.6)	—	(1.6)
Other change	(0.3)	—	—	—	(0.3)

Balance at December 31, 2002	0.7	0.9	8.4	0.6	10.6

Note 4 — Information by geographical area and concentration

      The Optronics division operates in a single reportable segment made up of different product lines. Geographical information is given below.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

						United
		United		Rest of	Total	States of
	France	Kingdom	Italy	Europe	Europe	America	Canada	Asia	Total

	(In millions of euros, except for staff count)
2002
Net sales
By entity location	48.3	3.4	—	—	51.7	30.0	2.4	—	84.1
By geographical market	6.9	6.7	29.4	3.1	46.1	31.2	0.9	5.9	84.1
Income (loss) from operations	(115.8)	(36.0)	—	—	(151.8)	(13.1)	(6.5)	—	(171.4)
Property, plant and equipment, net	69.0	18.0	—		87.0	0.6	—	—	87.6
Total assets	110.6	23.7	—	—	134.3	17.8	6.0	—	158.1
Staff	828	163	—	—	991	3	3	—	997
2001
Net sales
By entity location	337.6	2.2	—	—	339.8	118.1	12.5	—	470.4
By geographical market	40.5	154.7	79.9	7.9	283.0	158.9	5.3	23.2	470.4
Income (loss) from operations	(45.7)	(12.6)	—	—	(58.3)	4.6	(4.9)	—	(58.6)
Property, plant and equipment, net	168.9	45.1	—		214.0	20.1	28.8	—	262.9
Total assets	398.7	55.9	—	—	454.6	54.2	102.4	—	611.2
Staff	1,124	284	—	—	1,408	185	203	—	1,796
2000
Net sales
By entity location	286.7	—	—	—	286.7	136.4	9.2	—	432.3
By geographical market	28.1	161.4	46.4	9.8	245.7	168.4	1.2	17.0	432.3
Income (loss) from operations	78.1	—	—	—	78.1	14.2	2.8	—	95.1
Property, plant and equipment, net	79.4	—	—	—	79.4	8.9	19.3	—	107.6
Total assets	319.1	—	—	—	319.1	77.0	180.1	—	576.2
Staff	863	—	—	—	863	158	407	—	1,428

The above information is analyzed by entity location, except for net sales which are also analyzed by geographical market.

      Alcatel and its subsidiaries represent a significant portion of the Optronics division’s sales (69%, 82% and 67% of net sales in 2002, 2001 and 2000 respectively).

      The key raw materials that the Optronics division uses in the manufacturing of its products tend to be available from only a small number of suppliers. In order to avoid over-reliance on any single source, as a general policy, the Optronics division seeks to have at least two suppliers qualified for each raw material that it uses. Exceptions to this policy may exist when new products are brought to market. Because of the need to get new products to market quickly, the Optronics division will initially work with single suppliers before later qualifying alternate sources.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

Note 5 — Financial income (loss)

	2002	2001	2000

	(In millions of euros)
Net interest (expense) income	(8.1)	(4.0)	1.0
Net exchange gain (loss)	(0.2)	(1.1)	(0.8)
Capital lease obligations	(1.2)	(0.5)	(0.5)
Financial components of the pension costs	(0.3)	(0.2)	(0.1)
Other	(0.4)	—	—

Net financial income (loss)	(10.2)	(5.8)	(0.4)

Note 6 — Other revenue (expense)

	2002	2001	2000

	(In millions of euros)
Other (net)*	(88.3)	(21.5)	0.1

Total	(88.3)	(21.5)	0.1

*	of which:

—	in 2001: €33.0 million relates to order cancellation indemnities (see Note 18 — Related party transactions), €(36.0) million relates to exceptional write-off on inventories, €(7.9) million relates to exceptional amortization of the acquired technology of Alcatel Optronics Canada, and €(9.6) million relates to exceptional depreciation of fixed assets.

—	in 2002: €(77.5) million relates to exceptional depreciation of fixed assets and €(8.5) million relates to additional exceptional amortization of the acquired technology of Alcatel Optronics Canada.

Note 7 — Income tax

France

      Since 1987, a tax consolidation system allows French parent companies to include and deduct from their own taxable income the taxable income and losses of their 95% or more owned French subsidiaries (the “Alcatel Tax Consolidation Group”). Starting from January 1, 1997, Alcatel’s consolidated taxable income includes Alcatel Optronics’ taxable income based on the provisions of this tax consolidation system.

      Alcatel Optronics is required to file a separate tax return and pay Alcatel any tax normally payable to the tax authorities. When the parent company incurs a consolidated tax loss, the amount paid by the subsidiaries is not required to be reallocated to the profit-making tax consolidated subsidiaries.

      From January 1st, 2002, Alcatel Optronics France no longer belongs to “Alcatel Tax Consolidation Group”.

     Foreign subsidiaries

      Alcatel Optronics USA contributes to the consolidated taxable income of Alcatel USA. Alcatel Optronics Canada and Alcatel Optronics UK do not belong to a tax consolidation group in their respective countries. Therefore, they are paying their own income tax, if any, to the local authorities.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

     (a) Analysis of income tax charge

	2002	2001	2000

	(In millions of euros)
Current income tax credit (charge)	10.3	5.7	(35.2)
Deferred income tax credit (charge), net	(28.0)	20.6	2.3

Income tax	(17.7)	26.3	(32.9)

     (b) Effective income tax rate

      The effective income tax rate can be analyzed as follows:

	2002	2001	2000

	(In millions of euros,
	except for %)
Income (loss) before taxes	(347.3)	(93.4)	94.8
Average income tax rate	33.7%	34.1%	37.3%

Expected tax (charge) credit	117.0	31.8	(35.4)

Impact of:
— Reduced taxation of certain revenues	—	—	—
— Utilization of tax losses carryforwards	—	—	—
— Unrecognized deferred tax assets of the year and valuation allowance on recognized deferred tax assets of previous years	(140.4)	(6.0)	—
— Tax credit	10.3	6.1	2.4
— Other permanent differences	(4.6)	(5.6)	0.1
Actual income tax (charge) credit	(17.7)	26.3	(32.9)

Effective tax rate	5.1%	(28.1)%	34.7%

      Average income tax rate is the sum of income before taxes multiplied by the local statutory rate for each entity, divided by combined income before taxes.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

     (c) Deferred tax balances

      Deferred tax (liabilities) assets are included in the following captions of the combined balance sheet:

	2002	2001	2000

	(In millions of euros)
Other accounts receivable
— current assets	78.3	31.5	9.7
— non-current assets	23.8	4.8	1.0

Total	102.1	36.3	10.7

Other payables
— current liabilities	(0.1)	(0.5)	(2.5)
— non-current liabilities	—	(6.7)	(3.2)

Total	(0.1)	(7.2)	(5.7)

Valuation allowance	(101.1)	—	—

Net deferred tax (liabilities) assets*	0.9	29.1	5.0

*	See Note 11.

Note 8 — Property, plant and equipment

(a) Change in property, plant and equipment

	Gross Value

		Plant
		Equipment
	Buildings	and Tools	Other	Total

	(In millions of euros)
December 31, 1999	8.8	51.5	12.0	72.3

Additions	10.0	49.9	18.4	78.3
Disposals	—	(0.7)	—	(0.7)
Changes in perimeter	1.7	10.3	0.3	12.3
Other movements*	—	(0.4)	0.4	—
December 31, 2000	20.5	110.6	31.1	162.2

Additions	20.3	109.8	20.3	150.4
Disposals	(1.2)	(11.3)	(0.4)	(12.9)
Changes in perimeter	17.8	40.4	5.5	63.7
Other movements*	0.3	1.5	0.3	2.1
December 31, 2001	57.7	251.0	56.8	365.5

Additions	4.3	19.6	8.0	31.9
Disposals	(12.9)	(72.6)	3.7	(81.8)
Write-down	—	—	—	—
Changes in perimeter	(0.1)	—	(0.7)	(0.8)
Other movements*	(1.4)	(6.3)	(0.3)	(8.0)
December 31, 2002	47.6	191.7	67.5	306.8

*	Including translation adjustments.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

     (b) Changes in accumulated depreciation of property, plant and equipment

	Accumulated Depreciation

		Plant
		Equipment
	Buildings	and Tools	Other	Total

	(In millions of euros)
December 31, 1999	4.7	22.9	10.0	37.6

Depreciation charge	1.3	11.8	2.1	15.2
Write-backs*	—	(0.7)	—	(0.7)
Acquisitions (dispositions)	—	2.4	—	2.4
Other movements**	—	0.1	—	0.1
December 31, 2000	6.0	36.5	12.1	54.6

Depreciation charge	2.8	30.0	7.1	39.9
Write-backs*	(0.4)	(6.7)	(0.3)	(7.4)
Acquisitions (dispositions)	2.4	10.5	1.9	14.8
Other movements**	—	0.7	—	0.7
December 31, 2001	10.8	71.0	20.8	102.6

Depreciation charge	5.7	33.0	16.1	54.8
Write-backs*	(5.9)	(50.3)	(1.1)	(57.3)
Exceptional depreciation	8.3	114.3	—	122.6
Acquisitions (dispositions)	—	—	(0.4)	(0.4)
Other movements**	(0.3)	(2.7)	(0.1)	(3.1)
December 31, 2002	18.6	165.3	35.3	219.2

*	Write-backs represent the accumulated depreciation of assets which have been disposed of.

**	Including translation adjustments.

     (c) Leases

      Future rentals under capital leases at December 31, 2002:

Amount

(In millions
of euros)
Maturity date
2003	3.0
2004	3.2
2005	3.2
2006	3.4
2007	3.1
2008 and thereafter	8.7

Capital lease obligations	24.6

Interest	4.6
Total minimum lease payments	29.2

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

Note 9 — Inventories and work-in-progress, net

	2002	2001	2000

	(In millions of euros)
Raw materials	41.9	132.3	88.3
Work in progress	5.8	11.0	36.6
Finished products	23.2	23.5	14.8

Gross value	70.9	166.8	139.7
Valuation allowance	(54.5)	(106.4)	(8.7)

Net value	16.4	60.4	131.0

Note 10 — Trade receivables and related accounts, net

	2002	2001	2000

	(In millions of euros)
Alcatel and its subsidiaries	3.8	49.6	48.7
Others	7.1	24.6	43.1

Gross value	10.9	74.2	91.8
Valuation allowance	(2.9)	(2.7)	(0.1)

Net value	8.0	71.5	91.7

Note 11 — Other accounts receivable

	2002	2001	2000

	(In millions of euros)
Prepaid taxes	10.1	52.4	14.0
Current deferred taxes*	0.9	36.3	10.7
Prepaid expenses	0.4	1.6	2.3
Advances made to employees	0.7	0.1	0.1
Other accounts	11.1	34.1	14.5

Gross and Net value	23.2	124.5	41.6

*	See Note 7

Note 12 — Pensions and post-retirement benefits

      In France, employees benefit from the retirement indemnity scheme and defined contribution benefit pension plans. In the United States of America, employees benefit from defined benefit pension plans and certain post-retirement benefits.

      For defined benefit plans, entailing an actuarial valuation, general assumptions have been determined by actuaries on a country by country basis and, for specific assumptions (turnover, salary increases), company by company. The assumptions for 2002, 2001 and 2000 are as follow:

	2002	2001	2000

Discount rate	5.5%	6.0%	6.1%
Rate of compensation increase	2.4%	3.3%	2.8%
Expected return on plan assets	—	9.0%	9.0%
Expected residual active life	8-12 years	8-12 years	8-12 years

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits

	2002	2001	2000

	(In millions of euros)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year	6.7	5.4	4.4
Service cost	0.4	0.4	0.3
Interest cost	0.4	0.4	0.2
Settlements/curtailments	(1.7)	(1.0)	—
Actuarial loss/gain	0.4	1.4	0.4
Benefits paid	—	—	—
Other (foreign currency translation)	(0.3)	0.1	0.1

Benefit obligation at end of year	5.9	6.7	5.4

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year	(1.1)	(1.1)	(1.3)
Actual return on plan assets	(0.1)	0.1	(0.1)
Employers’ contribution	(0.9)	(0.5)	(0.2)
Transfer of personnel between the Optronics division and Alcatel	—	—	0.6
Settlements/curtailments	0.9	0.5	—
Benefits paid	—	—	—
Foreign currency translation	0.3	(0.1)	(0.1)

Fair value of plan assets at end of year	(0.9)	(1.1)	(1.1)

Funded status	5.0	5.6	4.3
Unrecognized actuarial loss/gain	(2.6)	(3.0)	(2.2)

Net amount recognized	2.4	2.6	2.1

      Components of net periodic pension cost:

	2002	2001	2000

	(In millions of euros)
Service cost	0.4	0.4	0.3
Expected interest cost	0.4	0.4	0.2
Expected return on plan assets	(0.1)	(0.1)	(0.1)
Amortization of recognized actuarial gain/loss	0.1	0.2	0.2
Effect of curtailment	(0.8)	—	—

Net periodic benefit pension cost	—	0.9	0.6

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

Note 13 — Other reserves

     (a) Analysis by Type

	2002	2001	2000

	(In millions of euros)
Warranty	4.5	14.5	13.7
Litigation	2.6	5.9	3.0
Reserves for restructuring	10.6	6.4	0.3
Other reserves	5.8	10.5	2.0

Total	23.5	37.3	19.0

     (b) Analysis of reserves for restructuring

	2002	2001	2000

	(In millions of euros)
Balance at the beginning of the year	6.4	0.3	0.6
Expensed during year	(19.9)	(0.3)	(0.3)
New plans and adjustments to previous estimates	24.1	6.3	—
Change of perimeter	—	0.1	—

Balance at the end of the year	10.6	6.4	0.3

Note 14 — Financial debt

     (a) Borrowings

      Borrowings correspond to capital lease obligations (€ 24.6 million in 2002, € 38.0 million in 2001 and € 11.9 million in 2000), to short-term borrowings with Alcatel Central Treasury (€ 254.6 million in 2002, € 159.5 million in 2001 and € 17.1 million in 2000).

     (b) Analysis by maturity date

	2002	2001	2000

	(In millions of euros)
Short-term financial debt	257.6	181.3	20.6

2002	—	—	3.6
2003	—	3.3	2.6
2004	3.2	3.3	2.2
2005	3.2	3.1	1.7
2006	3.4	3.0	1.5
2007	3.1	10.9	3.9
2008 and thereafter	8.7

Long-term financial debt	21.6	23.6	15.5

Total	279.2	204.9	36.1

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

     (c) Short-term financial debt

      Short-term financial debt corresponds to borrowings with a maturity less than three months with Alcatel Central Treasury (Cash Pooling) and to the short-term portion of capital lease obligations and other borrowings.

	2002	2001	2000

	(In millions of euros)
Capital lease obligations	3.0	17.4	2.0
Cash Pooling — Alcatel current account	254.6	159.5	17.1
Other borrowings	—	4.4	1.5

Total	257.6	181.3	20.6

Note 15 — Advances from customers

	2002	2001	2000

	(In millions of euros)
Advances from Alcatel customers	—	—	0.1
Advances from non-Alcatel customers	0.1	0.2	—

Total	0.1	0.2	0.1

Note 16 — Other payables

      Analysis is as follows, after appropriation:

	2002	2001	2000

	(In millions of euros)
Accrued liabilities and other	6.9	10.9	15.9
Social charges	8.1	10.7	7.7
Accrued taxes	1.0	9.0	23.3
Deferred taxes	—	7.2	5.7
Dividends to be paid	—	2.9	9.5

Total	16.0	40.7	62.1

Note 17 — Financial instruments and market-related exposures

      As described in Note 18, the Optronics division uses the services of the Alcatel Central Treasury to hedge its net exposure for sale and purchase commitments expressed in foreign currencies.

      The carrying amounts reflected in the combined financial statements for cash and cash equivalents, accounts receivable, short-term borrowings, trade payables, customers’ advances and other payables at December 31, 2000, 2001 and 2002 are reasonable estimates of their fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      At December 31, 2002, the fair value of off-balance sheet financial instrument was as follows:

	Principal		Carrying
	Amount	Fair Value	Amount

	(In millions of euros)
Foreign exchange risk:
Forward exchange contract
— Buy USD/receive EUR	2.0	—	—

      At December 31, 2001, the Optronics division did not own any derivative financial instruments.

      At December 31, 2000, the fair value of off-balance sheet financial instrument was as follows:

	Principal		Carrying
	Amount	Fair Value	Amount

	(In millions of euros)
Foreign exchange risk:
Forward exchange contract
— Sell CAD/receive EUR	87.8	6.6	—
— Sell EUR/receive JPY	11.7	(2.0)	—
— Sell EUR/receive USD	2.1	(0.1)	—
— Sell USD/receive CAD	4.8	—	—
— Buy USD/receive EUR	3.4	(0.1)	—
— Buy JPY/receive EUR	2.6	(0.3)	—

Note 18 — Related party transactions

      The principal transactions between the Optronics division and Alcatel are described below:

     (a) Alcatel Central Treasury

      Alcatel current account: As a member of Alcatel, the Optronics division may contribute its cash on hand to the Alcatel Central Treasury cash pool against interest payments at an agreed-upon rate depending on the deposit period.

      Net interest income (expense) over the period amounts to € (7.9) million, € (2.2) million and € 1.5 million in 2002, 2001 and 2000, respectively.

      Foreign exchange hedging: All exchange risks are managed with Alcatel Central Treasury. The Optronics division is exposed to an exchange risk on the following currencies: US dollars, Japanese yen, Sterling pound, and Swiss francs.

      Each month the Optronics division anticipates a net risk exposure based upon sales orders received and purchase orders given. The Optronics division hedges this difference using forward exchange sales or forward exchange purchases.

     (b) Sales and purchases with Alcatel

      Sales to Alcatel entities and purchases from Alcatel entities are recorded on conditions that the parties believe approximate the terms that would be negotiated by unaffiliated third parties.

      The Optronics division mainly purchases components from Alcatel CIT, Alcatel SEL and Alcatel Vacuum Technology France. Total expenses recorded as such amounted to € 13.5 million, € 25.3 millions and € 5.4 million in 2002, 2001 and 2000, respectively.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      Sales to Alcatel Submarine Network and Alcatel Italia amount to € 38.0 million, € 263.0 million and € 229.6 million in 2002, 2001 and 2000, respectively.

      According to the Basic Intercompany Agreement described in Note 1.1, ASN indemnified in 2001 the Optronics division for the cancellation of orders. The indemnity, which corresponded to the production costs amounted to € 33.0 million.

      The Optronics division also sells to other subsidiaries of Alcatel. The most significant part of these amounts relates to Alcatel USA Inc. Sales to this subsidiary totaled € 19.7 million, € 117.7 million and € 51.2 million in 2002, 2001 and 2000, respectively.

     (c) Purchase/ Distribution Agreement with Alcatel Japan

      The Optronics division’s commercial relations with Alcatel Japan, a consolidated subsidiary of Alcatel, are as follows:

•	Alcatel Japan purchases the components from the Optronics division and resells them to its own clients. There is no fixed agreement on price rates between the two subsidiaries, but rather each sale price is negotiated. Both entities generally agree on a price that permits Alcatel Japan to remain competitive.

•	Primary components bought in Japan by the Optronics division include, among others, boxes, lenses and optics fiber. A commission on volume for Alcatel Japan is added to the basic purchase price.

      Sales to Alcatel Japan were nil in 2002 and amounted to € 8.3 million and € 10.6 million in 2001 and 2000, respectively. Purchases to Alcatel Japan amount to € 2.2 million, € 46.4 million and € 33.2 million in 2002, 2001 and 2000, respectively.

     (d) Other services

      Certain other services rendered by Alcatel to the Optronics division amounted to € 0.6 million, € 5.5 million and € 5.3 million in 2002, 2001 and 2000 respectively. The most significant part of these amounts relates to the payment of services associated with the use of Alcatel central services (€ 0.6 million, € 5.2 million and € 4.8 million in 2002, 2001 and 2000, respectively). This amount represents 1.2% of net sales.

      Alcatel also renders various services to the Optronics division. The total amounts paid for the services in 2002, 2001 and 2000 were € 9.7 millions, € 12.2 million and € 8.0 million respectively. The most significant part of these amounts relates to:

•	the payment of services associated with the use of Alcatel CIT data processing activities and overhead backcharge (€ 4.6 millions, € 4.8 million and € 6.7 million in 2002, 2001 and 2000, respectively);

•	facilities management services with Alcatel TITN Answare (€ 4.5 million in 2001 and € 1.0 million in 2000) since 2002, Alcatel TITN Answare left Alcatel group;

•	leases contracts with Société Immobilière Vélizy-Nozay (“SIVN”), a wholly owned subsidiary of Alcatel, (€ 5.1 million in 2002, € 2.9 million in 2001 and € 2.1 million in 2000) relating to Nozay’s buildings (France).

      In April 2001, a contract between Alcatel Optronics France and Alcatel Business Systems was entered into for the conversion of the Illkirch plant and the related people. The Illkirch activity would have operated as a subcontractor of the division until the end of 2002 where the assets and people would have been legally transferred to the division.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      At the end of 2002, the outsourcing agreement expired and the assembly of the optical fiber amplifiers and optical interface subsystems has been transferred to the division’s facility at Nozay, France.

(e) Lease with SIVN

      Additionally, the Optronics division is committed through 9-year lease agreements with SIVN to lease industrial buildings constructed in Nozay. The annual lease payments totaled approximately € 5.0 million and are indexed to a French construction cost index.

Note 19 — Payroll and staff

	2002	2001	2000

	(In millions of euros, except
	for number of staff)
Wages and salaries (including social security/pension costs)	81.7	82.6	47.7
Employee profit sharing	—	—	3.9
Staff of combined companies at year-end	997	1,796	1,428

Note 20 — Contingencies

Legal Proceedings

      The Optronics division has in the past received notice of alleged infringement by it of the intellectual property rights of third parties and, in the ordinary course of its business, it is regularly involved in legal disputes involving intellectual property rights and other matters. However, it does not expect that any previously alleged infringement or pending dispute will be resolved in a manner which will have a material adverse effect on its results of operations, financial condition or business prospects.

Environmental Matters

      The Optronics division’s manufacturing operations use many chemicals and gases and it is subject to a variety of governmental regulations related to the use, storage, discharge and disposal of such chemicals and gases and other emissions and wastes. Although the Optronics division has not suffered material environmental claims in the past and believes that its activities conform to presently applicable environmental regulations in all material respects, environmental claims or the failure to comply with present or future regulations could result in the assessment of damages or imposition of fines against the Optronics division, suspension of production or a cessation of operations.

Note 21 — Contractual obligations and disclosure related to off balance sheet commitments

(a) Contractual obligations

      The following table presents minimum payments the Optronics division will have to make in the future under contracts and firm commitments. Amounts related to Capital lease obligations are fully

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

reflected in the consolidated balance sheet whereas Operating leases obligations are partially reflected in the consolidated balance sheet through a € 4.0 million reserve.

	Deadline

Cash Contractual Obligations	Less than	1-3	4-5	After 5
Under Firm Commitments	One Year	Years	Years	Years	Total

	(In millions of euros)
Capital lease obligations	3.0	9.8	6.4	5.4	24.6
Operating leases	2.3	5.0	2.5	6.9	16.7

Total	5.3	14.8	8.9	12.3	41.3

(b) Other commitments

      As of December 31 2002, guarantees given to customs amount € 0.6 million.

Note 22 —	Summary of differences between accounting principles followed by the Optronics division and U.S. GAAP

      The Optronics division’s accounting policies comply with generally accepted accounting principles in France (French GAAP). Elements of the Optronics division’s accounting policies that differ significantly from generally accepted accounting principles in the United States of America (U.S. GAAP) are described below:

(a) Adoption of the French “pooling of interests” accounting method for stock-for-stock business combinations under French GAAP in connection with the acquisition of Kymata Ltd

      The Optronics division accounted for its acquisition of Kymata Ltd (see Note 2) under the French pooling of interests method: assets and liabilities of Kymata Ltd have been accounted for on a carryover basis at the date of acquisition adjusted to the Optronics division’s accounting methods. The difference between the assets and liabilities acquired at their net book values and the purchase price has been deducted from the net worth of the division. Under U.S. GAAP, the Kymata Ltd acquisition is recorded as a purchase.

      Under the terms of the purchase agreement, 9.0 million Alcatel Class O shares and 2.2 million Alcatel Class A shares were exchanged for all outstanding shares of Kymata. Based on the five day average closing prices of the shares around the announcement date (July 30, 2001), the value assigned to these shares amounted to € 138.3 million. In addition, the fair value of Alcatel Class O share options exchanged against share options of former Kymata Ltd amounted to € 0.6 million and was included as part of the purchase price. Acquisition costs net of tax were € 6.6 million.

      The cost of the acquisition of Kymata Ltd has been allocated to assets acquired and liabilities assumed. The major assets acquired include:

•	In process Research & Development for € 12.7 million has been allocated to projects. This amount was expensed in the fiscal year 2001.

•	Acquired technology for € 15.8 million. This intangible asset is depreciated over 7 years and tested for impairment in compliance with Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.

      The residual portion of the cost of acquisition was recorded as goodwill for € 90.1 million and is not amortized in accordance with the provision of SFAS No. 142.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      A discount rate of 35% to 40% was used for in-process research and development. This rate is higher than the implied weighted average cost of capital for the acquisition due to the inherent uncertainties surrounding the successful development of the purchased in-process technology, the useful life of such technology, the profitability levels of such technology and the uncertainty of technological advances that are unknown at this time.

      As a result of the adoption of Statement 142, the goodwill of Kymata has been tested for impairment as described in Note 22(b).

      In connection with the disposal of Alcatel Optronics Netherlands in June 2002, the capital gain charged against the net worth of the division under French GAAP (€ 0.1 million) has been charged against goodwill under U.S. GAAP.

(b) Amortization and impairment of acquisition goodwill

      In the division’s combined financial statements under French GAAP, goodwill is amortized over its estimated life, not to exceed 20 years.

      The division has evaluated its existing goodwill relating to prior business combinations and has determined that an adjustment or reclassification to intangible assets as of January 1, 2002 was not required in order to comply with the new criteria in Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations”.

      Beginning January 1, 2002, for U.S. GAAP purposes, the Optronics division adopted Statement of Financial Accounting Standards (“SFAS”) No. 142 “Goodwill and Other Intangible Assets”. Under such provision, goodwill is no longer amortized from the date of acquisition of Kymata (September 2001) for Alcatel Optronics UK and from January 1st, 2002 for Alcatel Optronics Canada.

      For Alcatel Optronics Canada, since the goodwill was significantly lower under U.S. GAAP due to the exclusion of the deferred consideration from purchase price (see Note 22(d)), the impairment related to the goodwill recognized under French GAAP is reversed under U.S. GAAP by the amount of the deferred consideration, net of the reversed amortization charges. This resulted in an addition of € 43.8 million to the net worth under French GAAP at December 31, 2002.

      According to the provision of SFAS No. 142, goodwill is tested for impairment at the adoption date, on an annual basis and whenever events occur or circumstances change indicating potential impairment. The goodwill impairment test, which is based on a fair value analysis, is performed at the Optronics division level.

      The transition test did not give rise to any impairment. The annual impairment test carried out at the end of June 2002 resulted in an impairment charge of € 47.7 million under U.S. GAAP. Due to continued decline in market conditions, a third impairment test was carried out at the end of December 2002, which did not result in an additional impairment charge. However, the Step 2 of the annual impairment test was not fully completed as the fair value of unrecognized intangible assets was not determined at the end of June 2002. Such fair value, which was subsequently determined, amounted to € 14.5 million. The combined financial statements of the division at the end of December 2002 therefore reflect the resulting decrease in the implied value of the goodwill by way of an additional impairment charge of € 14.5 million.

      For transitional disclosure, see Note 23(d)(6).

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(c) Additional impairment of long-lived assets under U.S. GAAP

      As described in Note 22(a), the acquired technology of Alcatel Optronics UK has been tested for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.

      On the basis of the expected cash flows of Alcatel Optronics UK technology, its acquired technology has been fully impaired under U.S. GAAP at the end of June 2002. The additional impairment charge is € 15.3 million.

      Besides, the adjustment described in Note 22(d) resulted in an additional impairment charge of the acquired technology of Alcatel Optronics Canada under U.S. GAAP of € 7.4 million (since this impairment had been recorded under French GAAP and reversed under U.S. GAAP in 2001).

(d) Contingent consideration to be paid to key employees in connection with the acquisition of Innovative Fibers

      In connection with the acquisition of Innovative Fibers (see Note 2), certain key employees of Innovative Fibers entered into three-year employment contracts. As part of the purchase agreement, a three-year retention mechanism was put into place in order to retain key employees of Innovative Fibers.

      The retention mechanism consists of a deferred payment of the purchase price, of which $53.1 million (€ 50.6 million at December 31, 2002) was placed in an escrow account and is released by  1/12 every three months from the date of acquisition, provided the key employees are present at Innovative Fibers.

      Under U.S. GAAP, the entire deferred payment was deducted from the goodwill and classified as a current receivable. Each three-month payment to key employees was expensed according to the effective release schedule. Under French GAAP, those deferred payments have been considered purchase price. Differences in goodwill amortization between French GAAP and U.S. GAAP have been adjusted accordingly until December 31, 2001. Beginning January 1, 2002, goodwill is no longer amortized under U.S. GAAP.

      In connection with the shutdown of the Gatineau facilities and the transfer of the manufacturing activity to Livingston, those key employees have been laid off and received all of the remaining portion of the deferred consideration. As a result, under U.S. GAAP, the balance of the deferred payment was expensed at the end of 2002.

(e) Liability recognition for certain employee termination benefit and other costs

      The Optronics division accounts for such liabilities when restructuring programs have been finalized and approved by the Optronics division’s management and have been announced before the closing date. The Optronics division applies EITF 94-3, SFAS No. 88 and SFAS No. 112 to prepare the U.S. GAAP reconciliation.

      The main difference between French and U.S. GAAP relates to the accounting method for post-employment benefits in early retirement programs. Under SFAS No. 112, only the benefits attributable to employees’ services already rendered can be provided at the balance sheet date, other benefits have to be accrued over the future period from the commitment date until termination. Under French GAAP, except in certain cases, post-employment benefits relating to early retirement programs are considered attributable to past services and provided for at the commitment date.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(f) Retirement and post-retirement benefits

      U.S. GAAP requires the recognition of a Minimum Liability Adjustment (MLA), which is not required under French GAAP.

      To comply with U.S. GAAP, the Optronics division applies the Statement of Financial Accounting Standard No. 106 “Post-retirement Benefits other than Pension”. These post-retirement benefits, primarily life insurance and health care, cover most of the U.S. employees of the division.

(g) Derivative Instruments and Hedging Activities

      Beginning January 1, 2001, for purposes of the U.S. GAAP reconciliation, the Optronics division adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) as amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133, as amended and interpreted, establishes accounting and reporting standards that require every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability, measured as its fair value. SFAS No. 133 also requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met.

      The Optronics division periodically enters into forward foreign exchange contracts with Alcatel Central Treasury to hedge some of its foreign currency exposure. The Optronics division has analyzed the implementation requirements and has concluded not to apply hedge accounting under SFAS No. 133. Consequently, the foreign exchange contracts are marked to market at each closing date. At December 31, 2002, the change in fair value of the hedging instruments had no significant impact.

(h) Other comprehensive income

      Statement of Financial Accounting Standards No. 130 “Other Comprehensive Income”, effective for financial periods beginning after December 15, 1997, requires reporting of comprehensive income and its components, displayed as prominently as other financial statements. Comprehensive income may be defined for U.S. GAAP purposes as the change in equity of a business enterprise from transactions and other events and circumstances from non-owner sources. French GAAP does not require separate disclosure of all such changes in equity during a fiscal period.

(i) Presentation of Combined Financial Statements

      The classification of certain items in, and the format of, the Alcatel Optronics division’s Combined Financial Statements vary to some extent from U.S. GAAP.

      The most significant reporting and presentation practices followed by the Alcatel Optronics division that differ from U.S. GAAP are described in the following paragraphs:

      Accrued interest, short-term borrowings, bank overdrafts and capital lease obligations are included in debt. Under U.S. GAAP, the portion of debt maturing within one year would be classified as a current liability (€ 257.6 million at December 31, 2002, € 181.3 million at December 31, 2001 and € 20.6 million at December 31, 2000).

      The short-term portion of accrued pensions, retirement obligations and other reserves would be shown as current liabilities under U.S. GAAP (€ 23.5 million at December 31, 2002, € 33.5 million at December 31, 2001 and € 19.0 million at December 31, 2000).

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      Deferred income tax assets are recorded in the combined balance sheet to the extent that it is more likely than not that the tax benefit will be realized; deferred income tax assets would be recorded for the full amount and a valuation allowance accounted for, if necessary.

      Classified balance sheets are presented in Note 23(c).

      Under U.S. GAAP income statement presentation, restructuring costs, other revenues (expenses) detailed in Note 6, amortization of goodwill and write-off of purchased R&D, have been presented as a deduction from or an addition to operating income (loss).

      In its statement of cash flows, the Optronics division presents the items “working capital provided by operations” and “net cash flow after investment”. These items would not be shown under a U.S. GAAP statement of cash flows presentation.

Note 23 — Reconciliation to U.S. GAAP

      The following is a summary of the estimated adjustments to the combined income statements for the years 2002, 2001 and 2000 and the net worth of the Optronics division at December 31, 2002, 2001 and 2000, which would be required if U.S. GAAP had been applied instead of French GAAP.

(a) Combined Income Statements

(1) Net income (loss)

	2002(a)	2002	2001	2000

	(In millions)
Net income (loss) as reported in the Combined Income Statements	$(439.1)	€(418.8)	€(144.3)	€37.5
Restructuring plans	(4.0)	(3.8)	3.8	(0.3)
Retirement and post-retirement obligation	0.1	0.1	(0.1)	—
Innovative Fibers contingent consideration	(31.2)	(29.8)	(13.3)	(6.0)
Impairment of Innovative Fibers goodwill and acquired technology	(25.2)	(24.0)	77.9	—
Adjustment of French pooling of interest accounting method	0.7	0.7	(11.3)	—
Impairment of Kymata goodwill and acquired technology	(63.8)	(60.9)	—	—
Tax effect of the above adjustments	0.9	0.9	(1.8)	0.1

Net income (loss) according to U.S. GAAP	$(561.6)	€(535.6)	€(89.1)	€31.3

(a)	Translation of amounts from € into $ has been made merely for the convenience of the reader at the Noon Buying Rate of € 1.00 = $1.0485 on December 31, 2002.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(2) Summarized U.S. GAAP Combined Income Statements

      The Combined Income Statements for the years ended December 31, 2002, 2001 and 2000 have been adjusted to reflect the main differences between U.S. GAAP and French GAAP discussed above.

	2002(a)	2002	2001	2000

	(In millions)
Net sales	$88.2	€84.1	€470.4	€432.3
Cost of sales	(185.9)	(177.3)	(428.6)	(276.8)
Administrative and selling expenses	(63.6)	(60.7)	(58.9)	(32.6)
Research and development expenses	(48.1)	(45.9)	(62.0)	(36.1)
Purchased in process R&D	—	—	(12.9)	(21.5)
Restructuring costs	(85.1)	(81.2)	(3.7)	(0.3)
Amortization of goodwill	(120.9)	(115.3)	(3.9)	(1.7)
Other operating income (expense), net	(116.5)	(111.0)	(11.8)	0.1

Income (loss) from operations	(531.9)	(507.3)	(111.4)	63.4
Interest expense	(10.7)	(10.2)	(6.1)	(0.4)
Interest income and other financial income, net	(1.4)	(1.3)	6.4	1.1
Income (loss) before taxes	(544.0)	(518.8)	(111.1)	64.1
Provision for income tax	(17.6)	(16.8)	23.6	(32.8)
Net income (loss) before cumulative effect of accounting changes	(561.6)	(535.6)	(87.5)	31.3
Cumulative effect of adoption of SFAS 133
(first application), net of tax	—	—	(1.6)	—
Net income (loss)	$(561.6)	€(535.6)	€(89.1)	€31.3

(a)	Translation of amounts from € into $ has been made merely for the convenience of the reader at the Noon Buying Rate of € 1.00 = $1.0485 on December 31, 2002.

(3)	Statement of comprehensive income (loss)

      Under U.S. GAAP, the following information would be displayed within the combined financial statements as either a separate statement or as a component of the combined statement of changes in the net worth of the Optronics division.

	2002(a)	2002	2001	2000

	(In millions)
Net income (loss) under U.S. GAAP	$(561.6)	€(535.6)	€(89.1)	€31.3
Other comprehensive income:
Foreign currency translation adjustments	(7.2)	(6.9)	2.7	(1.7)
Minimum pension liabilities adjustments	—	—	(0.5)	(0.4)
Tax effect of the above adjustments	—	—	0.1	0.3
Comprehensive income (loss) according to U.S. GAAP	$(568.8)	€(542.5)	€(86.8)	€29.5

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(b)	Net worth of the Optronics division

	2002(a)	2002	2001	2000

	(In millions)
Net worth of the Division as reported in the Combined Balance
Sheets	$(200.5)	€(191.2)	€227.7	€337.5
Restructuring plans	—	—	3.8	—
Retirement and post-retirement obligation (including MLA)	(2.5)	(2.4)	(2.6)	(2.0)
Innovative Fibers contingent consideration	(45.9)	(43.8)	(19.3)	(6.0)
Impairment of Innovative Fibers goodwill and acquired technology	45.9	43.8	76.7	—
Adjustment of French pooling of interest accounting method	105.6	100.7	103.0	—
Impairment of Kymata goodwill and acquired technology	(61.7)	(58.8)	—	—
Tax effect of the above adjustments	—	—	(0.9)	0.8
Net worth of the Division according to U.S. GAAP	$(159.1)	€(151.7)	€388.4	€330.3

(a)	Translation of amounts from € into $ has been made merely for the convenience of the reader at the Noon Buying Rate of €1.00 = $1.0485 on December 31, 2002.

(c)	Classified balance sheets

(1) Assets

	2002	2001	2000

	(In millions of euros)
Goodwill, net	41.9	163.4	77.7
Other intangible assets, net	1.6	35.1	22.7
Intangible assets, net	43.5	198.5	100.4
Property, plant and equipment, at cost	306.8	365.5	162.2
Less accumulated depreciation	(219.2)	(102.6)	(54.6)
Property, plant and equipment, net	87.6	262.9	107.6
Other investments	0.9	0.8	—
Non-current deferred tax assets	—	4.8	1.8
TOTAL NON-CURRENT ASSETS	132.0	467.0	209.8
Inventories	16.4	60.4	131.0
Trade receivables and related accounts	8.0	71.5	91.7
Other accounts receivable	23.5	156.7	89.3
Cash and cash equivalents	20.4	20.9	49.2
TOTAL CURRENT ASSETS	68.3	309.5	361.2

TOTAL ASSETS	200.3	776.5	571.0

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(2)	Liabilities and net worth of the Optronics division

	2002	2001	2000

	(In millions of euros)
Funds allocated by Alcatel	369.1	473.1	332.9
Accumulated net losses	(518.3)	(86.2)	(4.3)
Cumulative translation adjustments	(2.5)	4.4	1.7

Net worth of the division	(151.7)	391.3	330.3
Accrued pension and retirement obligations	4.8	5.2	4.1
Other reserves	23.5	33.5	19.0
Long-term financial debt	21.6	23.6	15.5

TOTAL NON-CURRENT LIABILITIES	49.9	62.3	38.6
Advances from customers	0.1	0.2	0.1
Short-term financial debt	257.6	181.3	20.6
Trade payables and related accounts	28.1	103.6	119.3
Other current liabilities	16.3	37.8	62.1

TOTAL CURRENT LIABILITIES	302.1	322.9	202.1

TOTAL LIABILITIES AND NET WORTH OF THE DIVISION	200.3	776.5	571.0

(d)	Additional U.S. GAAP disclosure

(1)	Pension and post-retirement benefits other than pension plans

      The Optronics division contributes to death and retirement schemes for personnel of the Optronics division in the United States of America and to a retirement indemnities scheme for Alcatel Optronics France.

      For defined benefit pension plans, liabilities and prepaid expenses are determined as described in Note 1.2(i).

      Disclosures in accordance with SFAS 132 are as follows:

	Pension Benefits			Other Benefits

	2002	2001	2000	2002	2001	2000

	(In millions of euros)
Change in benefit obligation
Benefit obligation at beginning of year*	6.7	5.4	4.4	0.6	0.4	0.5
Service cost	0.4	0.4	0.3	0.1	0.1	—
Interest cost	0.4	0.4	0.2	—	—	—
Settlements/curtailments	(1.7)	(1.0)	—	(0.2)	—	—
Actuarial loss/gain	0.4	1.4	0.4	(0.1)	0.1	(0.1)
Benefits paid	—	—	—	—	—	—
Other (foreign currency translation)	(0.3)	0.1	0.1	(0.1)	—	—
Benefit obligation at end of year*	5.9	6.7	5.4	0.3	0.6	0.4

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits			Other Benefits

	2002	2001	2000	2002	2001	2000

	(In millions of euros)
Change in plan assets
Fair value of plan assets at beginning of year	(1.1)	(1.1)	(1.3)
Actual return on plan assets	(0.1)	0.1	(0.1)
Division contributions	(0.9)	(0.5)	(0.2)
Transfer of personnel between the Division and the Alcatel Group	—	—	0.6
Settlements	0.9	0.5	—
Benefits paid	—	—	—
Other (foreign currency translation)	0.3	(0.1)	(0.1)

Fair value of plan assets at end of year	(0.9)	(1.1)	(1.1)

Funded status of the plan	5.0	5.6	4.3	0.3	0.6	0.4
Unrecognized actuarial (loss) gain	(2.6)	(3.0)	(2.2)	—	(0.1)	—
Unrecognized actuarial prior service cost	—	—	—	—	—	—
Unrecognized actuarial transition obligation	—	—	—	—	(0.1)	(0.1)
Net amount recognized	2.4	2.6	2.1	0.3	0.4	0.3

*	The benefit obligation reported in the table above does not include the amount of the minimum liability adjustment.

      The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligation in excess of plan assets were €5.9 million, €5.6 million and €0.9 million, respectively, as of December 31, 2002 and €6.7 million, €5.8 million and €1.1 million, respectively, as of December 31, 2001 and €5.4 million, €5.0 million and €1.1 million, respectively, as of December 31, 2000.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      Actuarial assumptions have been determined by actuaries on a country-by-country basis and company-by-company.

	Pension benefits			Other benefits

	2002	2001	2000	2002	2001	2000

Weighted-average assumptions as of December 31
Discount rate	5.5%	6.0%	6.1%	6.5%	7.5%	7.0%
Rate of compensation increase	2.4%	3.3%	2.8%	—	—	—
Expected return on plan assets	—	9.0%	9.0%	—	—	—
Expected residual active life	8-12 years	8-12 years	8-12 years	12 years	12 years	12 years

	Pension benefits			Other benefits

	2002	2001	2000	2002	2001	2000

	(in millions of euros)
Components of net periodic cost
Service cost	0.4	0.4	0.3	0.1	0.1	0.3
Expected interest cost	0.4	0.4	0.2	—	—	0.2
Expected return on plan assets	(0.1)	(0.1)	(0.1)	—	—	—
Amortization of actuarial net loss (gain)	0.1	0.2	0.2	—	—	0.1
Effect of curtailments	(0.8)	—	—	(0.2)	0.1	—

Net periodic benefit cost	—	0.9	0.6	(0.1)	0.2	0.6

      Annual cost under French GAAP for pension benefits plans was nil for the year ended December 31, 2002 and amounted to € 0.9 million and € 0.6 million for the years ended December 31, 2001 and 2000, respectively. Since January 1, 1999, liabilities and prepaid expenses are determined under French GAAP in accordance with Statements of Financial Accounting Standards No. 87 and 88 (MLA excepted); therefore, annual costs under French GAAP and under U.S. GAAP are the same for the three periods presented.

Amounts recognized in the statement of financial position:

	Pension benefits			Other benefits

	2002	2001	2000	2002	2001	2000

	(in millions of euros)
Accrued benefit liability (including MLA)	4.5	4.8	3.8	0.3	0.4	0.3
Prepaid benefit cost	—	—	—	—	—	—

Net amount accrued	4.5	4.8	3.8	0.3	0.4	0.3
Accumulated other comprehensive income (MLA)	(2.1)	(2.2)	(1.7)

Net amount recognized	2.4	2.6	2.1

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      The net accruals accounted for at December 31, 2002, 2001 and 2000 in the accompanying combined balance sheets can be compared with balances determined under U.S. GAAP as follows:

	Pension benefits			Other benefits

	2002	2001	2000	2002	2001	2000

	(in millions of euro)
— Net amount accrued for under U.S. GAAP	4.5	4.8	3.8	0.3	0.4	0.3
Excess funding of plans recognized in income only when paid back to the Division	—	—	—
Impacts of transition obligation, of prior service cost and of actuarial gains recognized with a different timing under local regulations	—	—	—
Minimum liability adjustments (MLA)	(2.1)	(2.2)	(1.7)

— Net amount accrued for under French GAAP in the combined financial statements	2.4	2.6	2.1
Accrued	2.4	2.6	2.1
Prepaid		—	—

      Regarding the other benefit plans, a one percentage point change in assumed health care cost trend rates would have no significant effect on the post-retirement benefit obligation and the service and interest cost components.

(2) Income taxes

(a) Deferred tax balances:

	2002	2001	2000

	(in millions of euros)
Tax losses carried forward	66.5	33.7	—
Accrued pension costs	1.7	1.8	1.5
Lease	0.3	0.2	0.2
Foreign exchange difference	—	—	1.2
Other reserves	31.1	20.8	6.9
Other temporary differences	2.8	12.7	1.7

Deferred tax assets, gross	102.4	69.2	11.5

Reserve	—	1.3	1.4
Accelerated depreciation	—	6.7	3.1
Other	0.4	5.0	1.2

Deferred tax liabilities	0.4	13.0	5.7

Total valuation allowance*	(101.1)	(28.0)	—

NET DEFERRED TAX	0.9	28.2	5.8

*	Of which € 22.8 million at December 31, 2002 will be allocated to reduce goodwill.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(b) Analysis of provision for income tax:

	2002	2001	2000

	(in millions of euros)
Current tax (expense) benefit	10.3	5.7	(35.2)
Other deferred tax (expenses) benefits	(27.1)	17.9	2.4

Provision for income tax	(16.8)	23.6	(32.8)

(c) Effective income tax rate

	2002	2001	2000

	(in millions of euros)
Income (loss) before taxes	(518.8)	(111.1)	64.1
Average income tax rate	33.5%	33.3%	37.3%

Expected tax	173.8	37.0	(23.9)
Impact of:
— permanent differences	(52.5)	(12.3)	(11.3)
— unrecognized deferred tax assets of the year and valuation allowance on recognized deferred tax assets of previous years	(147.6)	(5.9)	—
— change in tax rate	(0.8)	(1.3)	—
— tax credits	10.3	6.1	2.4
Actual provision for income tax	(16.8)	23.6	(32.8)
Effective tax rate	3.2%	(21.2)%	51.2%

(d) Income (loss) before income tax by geographical origin

	2002	2001	2000

	(in millions of euros)
France	(220.7)	(50.9)	79.9
Foreign	(298.1)	(60.2)	(15.8)

Income before tax	(518.8)	(111.1)	64.1

(3) Stock-based compensation

      On December 13, 2000, Alcatel’s board of directors adopted a stock option incentive plan based on the Alcatel Class O shares. This plan enabled key employees of the Optronics division to subscribe for newly-issued shares and to receive 306,700 options. The board of directors also adopted the possibility to grant a limited number of stock options to incentive employees on an individual basis. Accordingly, in 2001, 2,500 and 162,000 stock options were granted on April 2, 2001 and November 15, 2001, respectively.

      On December 19, 2001, Alcatel’s board of directors adopted a new stock option incentive plan, which resulted in the grant of 565,800 options to key employees of the Optronics division.

      These options can be exercised as follows:

•	for December 13, 2000 plan, from December 13, 2001 (December 13, 2005 for French employees) through December 12, 2008 at an exercise price of € 64.0.

•	for April 2, 2001 grant, from April 2, 2002 through April 1, 2009 at an exercise price of € 39.0.

•	for November 15, 2001 grant, from November 15, 2002 through November 14, 2009 at an exercise price of € 9.0.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

•	for December 19, 2001 plan, from December 19, 2002 (December 19, 2006 for French employees) through December 18, 2009 at an exercise price of € 9.3.

      At December 31, 2002, stock option plans were as follows:

	2000 plan	2001 plans

Exercise price	€ 64.00	€ 39.00	€ 9.00	€ 9.30

	(in number of options)
Outstanding at December 31, 1999	—	—	—	—

Granted	306,700	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—

Outstanding at December 31, 2000	306,700	—	—	—

Granted	—	2,500	162,000	565,800
Exercised	—	—	—	—
Forfeited	(3,600)	—	—	—
Expired	—	—	—	—

Outstanding at December 31, 2001	303,100	2,500	162,000	565,800

Exercised	—	—	—	—
Forfeited	(5,100)	—	(30,000)	(37,200)
Expired	—	—	—	—

Outstanding at December 31, 2002	298,000	2,500	132,000	528,600

      In addition, prior to its acquisition by the Optronics division, Kymata Ltd had adopted share option incentive plans in 1999, 2000 and 2001. Each outstanding share option granted by Kymata has been exchanged against 0.0067064 Alcatel Class O stock option. The former share option plans of Kymata resulted in 402,595 Alcatel Class O stock options. These options can be exercised from September 20, 2001 through January 2011 at an exercise price ranging from € 0.8 to € 35.15.

      At December 31, 2002, options to purchase 179,665 Class O shares were outstanding. Alcatel Optronics UK funds the option exercise by redeeming ORAs for Class O shares subscribed by this company.

      The Optronics division elected APB 25 “Accounting for Stock Issued to employees” to determine compensation costs associated with stock option plans. No compensation is to be recognized since the exercise prices of the options exceed the market value of the Alcatel Class O share at the date of grant of the options, or in the case of the former Kymata share options exchanged for Alcatel Class O share options, they were all vested or “out of the money” at the date of acquisition.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      For pro forma information required by SFAS 123 “Accounting for Stock-based Compensation”, the fair value at grant-date of the options has been estimated using a stockastic model and the following characteristics:

			Dec. 13,
	Kymata	2001	2000

Interest rate	5,24%	5%	5%
Expected life	7-9 years	8 years	8 years
Expected volatility	50%	50%	73%
Expected dividends	1%	1%	1%

      The option valuation model used to calculate option values was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Alcatel Group’s stock option awards. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values. Accordingly, management believes that this model does not necessarily provide a reliable single measure of the fair value of the Optronics division’s stock option awards.

      If the fair value based accounting method had been used to account for stock-based compensation cost, the resulting net income would have been € (540.2) million in 2002.

      The following table illustrates the effect on net income if the division had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Year Ended December 31

	2002	2001	2000

Net income (loss) under U.S. GAAP	(535.6)	(89.1)	31.3
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(4.6)	(3.7)	(0.1)
Pro forma net income	(540.2)	(92.8)	31.2

(4)	Pro forma information concerning the 2000 and 2001 acquisitions (unaudited)

      In addition to the information provided in Note 2, U.S. GAAP requires the Optronics division to present certain pro forma information as if the acquisition of Innovative Fibers had occurred at the beginning of 1999 or 2000 and the acquisition of Kymata Ltd at the beginning of 2001 or 2000.

(a) Acquisition of Innovative Fibers

      The following unaudited pro forma results of operations for the years 1999 and 2000 include such adjustments as amortization of goodwill and acquired technology, and the additional contingent compensation to be paid to key employees in connection with the acquisition of Innovative Fibers.

      Income before tax and net income have been presented before amortization of Purchased R&D so as to only present recurring items.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

      The unaudited pro forma results have been prepared for comparative purposes only and do not purport to indicate the results of operation which would actually have occurred had the combination been in effect on the date indicated or which may occur in the future.

	2000	1999

	(in millions of
	euro)
Net sales	440.3	184.1
Income before tax and amortization of Purchased R&D	72.8	3.3
Net income before amortization of Purchased R&D	39.0	(5.5)

(b) Acquisition of Kymata Ltd

      The following unaudited pro forma results of operations for the years 2000 and 2001 mainly include the adjustment of the depreciation of the acquired technology. Goodwill amortization was not considered for year 2000 and 2001.

      Income before tax and net income have been presented before amortization of Purchased R&D and cumulative effect of adoption of SFAS No. 133 so as to only present recurring items.

      The unaudited pro forma results have been prepared for comparative purposes only and do not purport to indicate the results of operation which would actually have occurred had the combination been in effect on the date indicated or which may occur in the future.

	2001	2000

	(in millions of
	euro)
Net sales	481.9	434.3
Income before tax, amortization of Purchased R&D and cumulative effect of adoption of SFAS 133	(149.0)	(32.1)
Net income before amortization of Purchased R&D and cumulative effect of adoption of SFAS 133	(125.1)	(65.0)

(5) Restructuring

      The main difference between French and U.S. GAAP relates to the accounting method for post-employment benefits in early retirement programs as described in Note 22(e).

      The impact of U.S. GAAP adjustment is as follows:

		Charged to	CTA
		costs and	and
	2000	expenses	others	2001

	(in millions of euro)
French GAAP restructuring reserve	0.3	6.1	—	6.4
Early retirement programs	—	(3.8)	—	(3.8)

US GAAP restructuring reserve	0.3	2.3	—	2.6

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

		Charged to	CTA
		costs and	and
	2001	expenses	others	2002

	(in millions of euro)
French GAAP restructuring reserve	6.4	4.2	—	10.6
Early retirement programs	(3.8)	3.8	—	—

US GAAP restructuring reserve	2.6	8.0	—	10.6

(6) Goodwill and other intangible assets

      As described in Note 22(b), the Optronics division applied Statement 142 on January 1, 2002. Had this statement been applied prior to January 1, 2002, net income exclusive of amortization expense related to goodwill would have been as follows for the periods presented:

	2002	2001	2000

	(in millions of euros)
Reported net income	(535.6)	(89.1)	31.3
Add back: Goodwill amortization	—	3.9	1.7

Adjusted net income	(535.6)	(85.2)	33.0

      The change in the carrying amount of goodwill for the year ended December 31, 2002 is as follows:

2002

(in millions of euros)
Balance as of January 1, 2002	163.4
Impairment losses	(115.3)
Exchange rate differences	(6.2)
Balance as of December 31, 2002	41.9

      The Optronics division does not have intangible assets that are not subject to amortization.

(7) Product warranties

      The Optronics division records a liability for product warranties corresponding to the estimated amount of future repair and replace products costs for products still under warranty at the balance sheet date. The liability is included in the reserves for product sales. The reserve is calculated based on historical experience concerning the costs and frequency of repairs or replacements.

      Change of the product warranty reserve during 2002 is as follows (in millions of euros):

(in millions of euros)
Balance as of January 1, 2002	14.5
Warranties issued during the period	2.6
Settlements made during the period	(2.3)
Changes in liability for pre-existing warranties during the period, including expirations	(10.2)
Exchange rate differences and other	(0.1)

Balance as of December 31, 2002	4.5

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(8) Other information (based on the combined financial statements under French GAAP)

	Balance at	Charged to		Balance at
	beginning	costs and	Other	end
	of period	expenses	Movements	of period

	(in millions of euros)
Valuation and qualifying accounts deducted from the related accounts
2002
Inventories	106.4	(49.5)	(2.4)	54.5
Trade receivables and related accounts	2.7	0.8	(0.6)	2.9
2001
Inventories	8.7	102.3	(4.6)	106.4
Trade receivables and related accounts	0.1	2.2	0.4	2.7
2000
Inventories	6.9	5.7	(3.9)	8.7
Trade receivables and related accounts	0.1	—	—	0.1

	Balance at	Charged to		Balance
	beginning	costs and	Other	at end
	of period	expenses	movements	of period

	(in millions of euros)
Reserves
2002
Warranty	14.5	0.3	(10.3)	4.5
Litigation	5.9	—	(3.3)	2.6
Accrued pensions and retirement obligations	5.2	(0.4)	—	4.8
Reserves for restructuring	2.6	8.0	—	10.6
Other reserves	10.5	2.8	(7.5)	5.8
2001
Warranty	13.7	9.8	(9.0)	14.5
Litigation	3.0	2.9	—	5.9
Accrued pensions and retirement obligations	4.1	1.1	—	5.2
Reserves for restructuring	0.3	2.3	—	2.6
Other reserves	2.0	8.5	—	10.5
2001
2000
Warranty	8.8	8.9	(4.0)	13.7
Litigation	2.9	0.2	(0.1)	3.0
Accrued pensions and retirement obligations	3.1	1.0	—	4.1
Reserves for restructuring	0.2	0.1	—	0.3
Other reserves	0.8	1.5	(0.3)	2.0

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(9) Recently issued U.S. Accounting Standards

(a)	SFAS 145 — Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections

      In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. The Statement updates, clarifies and simplifies existing accounting pronouncements. The Optronics division will adopt this statement on April 1, 2003. The management of the division expects that the adoption of SFAS 145 will not have any material impact on the financial statements.

(b)	SFAS 146 — Accounting for Costs Associated with Exit or Disposal Activities

      In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). SFAS 146 replaces EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), and changes the timing of recognition for certain exit costs associated with restructuring activities. Under SFAS 146 certain exit costs would be recognized over the period in which the restructuring activities occur. Currently, exit costs are recognized when the Optronics division commits to a restructuring plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002, though early adoption is allowed. The provisions of SFAS 146 could result in the Optronics division recognizing the cost of future restructuring activities over a period of time as opposed to a one-time expense.

(c) SFAS 148 — Accounting for Stock-Based Compensation

      In December 2002, the Financial Accounting Standards Board issued FASB Statement No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure (“SFAS 148”). This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), to provide alternative methods of transition to SFAS 123’s fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS 123 to require prominent disclosure in the summary of significant account policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual financial statements. SFAS 148’s amendment of the transition and annual disclosure requirements are effective for fiscal years ending after December 15, 2002. Refer to Note 23(d)(3) for disclosures related to stock based compensation. The Optronics division intends to continue to account for stock-based compensation based on the provisions of APB Opinion No. 25.

(d) FIN 45 — Accounting and Disclosure Requirements for Guarantees

      In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The disclosure provisions of FIN 45 are effective for financial statements of annual periods that end after December 15, 2002. Refer to Note 23(d)(7) for disclosures related to guarantees. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. Adoption of FIN 45 is not expected to have a significant impact on the combined financial statements of the Optronics division.

OPTRONICS DIVISION, A DIVISION OF ALCATEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(e)	FIN 46 — Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51

      In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The disclosure provisions of FIN 46 are effective for financial statements initially issued after January 31, 2003. Public entities with a variable interest in a variable interest entity created before February 1, 2003 shall apply the consolidation requirements of FIN 46 to that entity no later than the beginning of the first annual reporting period beginning after June 15, 2003. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. Adoption of FIN 46 is not expected to have a significant impact on the combined financial statements of the Optronics division.